EXHIBIT 23.4

                       CONSENT OF KPMG PEAT MARWICK LLP
                        INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
American Rivet Company, Inc.

We consent to the use of our report dated October 13, 1995, except as to note 8, which is as of November 6, 1996, on the financial statements of American Rivet Company, Inc. as of August 31, 1995 and 1994 and for each of the years in the three-year period ended August 31, 1995 included herein in the Industrial Holdings, Inc. Registration Statement on Form S-1.

KPMG Peat Marwick LLP

Chicago, Illinois
November 6, 1996